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                                                                     Exhibit (n)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated September 22, 2004, relating to the financial statements of Scudder Global Commodities Stock Fund, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading "Counsel and Independent Registered Public Accounting Firm" in such Registration Statement.



Boston, Massachusetts
September 23, 2004